UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Cloudastructure, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	87-0690564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
228 Hamilton Avenue, 3rd Floor Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	Nasdaq Capital Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-282038

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of the Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.0001 per share, of Cloudastructure, Inc., a Delaware corporation (the “Registrant”), to be registered pursuant to this Form 8-A is set forth under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-282038), initially filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2024, as thereafter amended and supplemented from time to time (the “Registration Statement”), which description is incorporated herein by reference. The description of such capital stock included in any form of prospectus or prospectus supplement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Capital Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cloudastructure, Inc.

By:	/s/ James McCormick
James McCormick
Chief Executive Officer, Director

Dated: January 28, 2025

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